Exhibit 99.1

             American Spectrum Realty Reports First Quarter Results

     HOUSTON--(BUSINESS WIRE)--May 9, 2005--

                  Occupancy Increased to 87% from 85% Last Year
         Gain of $2.5 Million Recognized on Sale of Industrial Property
                            in San Diego, California

     American Spectrum Realty, Inc. (AMEX:AQQ), a real estate investment and management company located in Houston, Texas, announced today its results for the first quarter of 2005.
     Net loss for the quarter ended March 31, 2005 was $199,000, or $0.13 per share, compared with a net loss of $1.8 million, or $1.17 per share, for the first quarter 2004.
     For the quarter ended March 31, 2005, the Company's rental revenue remained relatively unchanged compared with the quarter ended March 31, 2004, increasing $2,000. An increase of $329,000 in revenue generated from two Houston office properties acquired subsequent to the first quarter of 2004 was offset by fewer revenues from properties owned on March 31, 2005 and 2004. This decrease was primarily due to lease buy-outs and other non-recurring payments received in the first quarter 2004. Rental revenue from the acquired properties was included in the Company's results since the date of acquisition of each property. The weighted average occupancy of the Company's properties held for investment at March 31, 2005 and 2004 was 87% and 85%, respectively.
     For the quarter ended March 31, 2005, the Company reduced its general and administrative expenses $207,000 or 18.4%. This decrease was in large part due to a decrease in compensation expense as a result of an overall downsizing of corporate management.
     During the first quarter of 2005, the Company sold an industrial property in San Diego, California. The property, which was unoccupied, generated a gain on sale of $2.5 million. Proceeds of $3.2 million (net of debt repayments and sales costs) were received as a result of the transaction.


Results for the first quarter 2005 and 2004 reflect the following non-cash items (in thousands):
                                                   Three Months Ended
                                                        March 31,
                                                     2005      2004
                                                   --------- ---------
Non-Cash Charges:
Depreciation and amortization from real estate held
 for investment                                       $2,792   $2,487
Deferred compensation expense                             19       28
                                                   --------- ---------
Total-Cash Charges                                     2,811    2,515

Non-Cash Items:
Deferred rental income                                   (50)    (250)
Minority interest                                        (29)    (263)
Interest on receivable from principal stockholders       (13)     (18)
Amortization of loan premiums                           (114)    (133)
Amortization of note receivable discount                   -      (25)
Mark-to-market adjustments on interest rate
 protection agreements                                     -      (10)
                                                   --------- ---------
Total Non-Cash Items                                    (206)    (699)


     The Company will continue its strategy to sell its non-core property types -- apartment and shopping center properties -- and to sell its properties located in the Midwest and Carolina's -- its non-core markets. The Company will focus primarily on acquiring and repositioning office and industrial properties located in Texas, California and Arizona.
     William J. Carden, President of American Spectrum, said, "We have continued to increase the overall occupancy of our portfolio. The weighted average occupancy of our Texas office properties at March 31, 2005 increased to 90% from 88% at March 31, 2004. We continue to take steps to aggressively market all of our properties thereby increasing occupancy and improving our financial results."
     American Spectrum Realty, Inc. is a real estate investment and management company that owns 24 office, industrial, apartment and retail properties aggregating over 2.2 million square feet in California, Texas, Arizona, South Carolina and the Midwest. Publicly traded on the American Stock Exchange since November 2001, American Spectrum Realty's business plan focuses on expansion of office and industrial property investments in California, Texas and Arizona.
     Certain matters discussed in this release are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including the risks and uncertainties of acquiring, owning, operating and disposing of real estate. Such risks and uncertainties are disclosed in the Company's past and current filings with the U.S. Securities and Exchange Commission.


                    AMERICAN SPECTRUM REALTY, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
           (Dollars in thousands, except per share amounts)

                                              Three Months Ended
                                                   March 31,
                                          ---------------------------
                                              2005          2004
                                          ------------- -------------
REVENUES:
Rental revenue                                  $6,858        $6,856
Interest and other income                           49            80
                                          ------------- -------------
    Total revenues                               6,907         6,936
                                          ------------- -------------

EXPENSES:
Property operating expense                       2,873         2,494
General and administrative                         920         1,127
Depreciation and amortization                    2,792         2,487
Interest expense                                 2,981         2,809
                                          ------------- -------------
    Total expenses                               9,566         8,917
                                          ------------- -------------

Net loss before minority interest and
 discontinued operations                        (2,659)       (1,981)

Minority interest                                   29           263
                                          ------------- -------------

Net loss before discontinued operations         (2,630)       (1,718)

Discontinued operations:
  Loss from discontinued operations                (29)         (107)
  Gain on sale of discontinued operations        2,460             -
                                          ------------- -------------
    Income (loss) from discontinued
     operations                                  2,431          (107)
                                          ------------- -------------

    Net loss                                     $(199)      $(1,825)
                                          ============= =============

Basic and diluted per share data:
   Net loss before discontinued
    operations                                  $(1.75)       $(1.10)
   Gain (loss) from discontinued
    operations                                    1.62         (0.07)
                                          ------------- -------------
   Net loss                                     $(0.13)       $(1.17)
                                          ============= =============

Basic weighted average shares used           1,499,419     1,555,442



                                            March 31,    December 31,
                                               2005           2004
                                          -------------- -------------

    Real estate held for investment, net
     of accumulated depreciation               $167,056      $168,531
    Cash                                          1,727           589
    Total assets                                184,294       187,545
    Notes payable, net of premiums              148,747       149,589
    Total liabilities                           167,606       170,626
    Total stockholders' equity                   11,237        11,427


     CONTACT: American Spectrum Realty, Inc., Houston
              William J. Carden, 713-706-6200